Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Employees' Share Incentive Plan and Trustees’ Share Incentive Plan of American Community Properties Trust of our report dated March 30, 2006, with respect to the consolidated financial statements and schedule of American Community Properties Trust included in its Annual Report (Form 10-K/A) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

McLean, Virginia
August 10, 2006